EXHIBIT 99.1
CONTACTS:

(Media):	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
(Investor):	Tom Chambers	(713) 296-6685

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE’S THIRD-QUARTER PRODUCTION EXCEEDS 600,000 BOE PER DAY
     Houston, Oct. 29, 2009 — Apache Corporation (NYSE, Nasdaq: APA) today reported that for the first time average worldwide production surpassed 600,000 barrels of oil equivalent (boe) per day during the third quarter, increasing 3.4 percent from the second quarter and 19 percent from the prior-year period.
     “Apache’s regional growth drivers put the company on track for record production and solid financial results in 2009, and we will enter 2010 with strong momentum, including two development projects in Australia that should add 40,000 barrels of oil per day to worldwide output when they commence operations in the first half,” said G. Steven Farris, chairman and chief executive officer.
     The company produced 607,118 boe per day in the third quarter. Liquid hydrocarbons production averaged 297,997 barrels per day, up 2 percent from the second quarter. Gas production averaged 1.85 billion cubic feet per day, up 5 percent from the second quarter.
     Apache reported net income of $441 million, or $1.30 per diluted common share, compared with $1.2 billion, or $3.52 per share, in the prior-year period. Third-quarter cash from operations before changes in operating assets and liabilities* totaled $1.3 billion, compared with $2.1 billion in the prior-year period.
     Apache’s third-quarter adjusted earnings,* which exclude certain items that impact the comparability of operating results, totaled $534 million, or $1.58 per share, compared to adjusted earnings of $1.1 billion, or $3.19 per share, in the prior-year period.
     Apache had approximately $1.4 billion in cash at the end of the third quarter. Debt was 24.7 percent of total capitalization.

     Third-quarter operational highlights included:
•	The Egypt Region achieved a new record for gross operated production of 290,452 boe per day, up 6 percent from the second quarter and 27 percent from the prior-year period, driven by increased gas output from two new processing trains at the Salam Gas Plant and increased oil production from the Faghur Basin in the Khalda Offset Concession. Net production was down slightly because higher oil prices and lower capital spending reduced cost-recovery barrels under the terms of production-sharing contracts.

•	In Australia, net gas production averaged a record 225 million cubic feet (MMcf) per day.

•	At the Forties Field in the North Sea, record net production of 71,472 boe per day during the month of July contributed to the second-best quarter since Apache took over operations in 2003. Third-quarter oil output increased 13 percent from the second quarter to 67,288 barrels of oil per day on strong drilling results and increased field efficiency.

•	The deepwater Geauxpher Field at Garden Banks Block 462 in the Gulf of Mexico produced 98 MMcf per day during the third quarter; Apache’s net was 39 MMcf per day.
     Projects that will drive Apache’s growth in 2010 include:
•	In Australia, the Ningaloo Vision floating production, storage and offloading vessel (FPSO) is expected to arrive at the Van Gogh field in the Exmouth Basin in November, with first production expected in early 2010. Van Gogh is projected to add 20,000 barrels per day to Apache’s annual net oil production. Pyrenees, a second oil project in the Exmouth Basin, is projected to begin ramping up to 20,000 barrels per day (net) during the first half.

•	Production at Apache’s Ootla development in the Horn River Basin shale play in northeast British Columbia is projected to ramp up during the second quarter. Apache and its joint venture partner EnCana plan to have 27 horizontal wells (gross) on production by the end of the first half.

•	Apache is planning to drill more than 20 horizontal wells in the Granite Wash play in western Oklahoma and the Texas Panhandle during 2010. The Hostetter #1-23H, Apache’s first operated horizontal Granite Wash well, is producing 17 MMcf of natural gas and 800 barrels of liquids per day.
     Apache also took steps to build its pipeline of long-term growth projects.
•	Apache and Kuwait Foreign Petroleum Exploration Co. (KUFPEC) signed an exclusive agreement to supply gas from their Julimar and Brunello discoveries and become foundation equity partners in Chevron’s Wheatstone liquefied natural gas (LNG) hub in Western Australia, unlocking an estimated 2.1 trillion cubic feet of gross gas reserves from two of Apache’s largest discoveries. Apache holds a 65-percent interest in the discoveries.

•	In Argentina, Apache received government approvals of new contracts to supply 50 MMcf of gas per day from two fields in Argentina’s Neuquen and Rio Negro provinces at a price of $5 per million British thermal units (MMBtu). The new contracts — the first approved by the secretary of energy under the government’s Gas Plus program — are scheduled to commence in January 2011, although the customer — a power plant operator — has indicated it may begin taking gas in mid-2010. Apache has submitted five additional development projects for approval under Gas Plus.
     “Apache’s diverse asset base comprises a mix of near-term investments with a pipeline of impactive projects that provide a foundation for solid long-term growth,” Farris said.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina.
-end-

*	Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. Supplemental and non-GAAP financial information is available at www.apachecorp.com/financialdata.
     NOTE: Apache will conduct a conference call to discuss its third-quarter results at 1 p.m. Central time on Thursday, Oct. 29. The call will be webcast from Apache’s Web site, http://www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for playback by telephone for one week beginning at approximately 3

p.m. on Oct. 29. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 9353473.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our most recently filed Annual Report on Form 10-K, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

REVENUES AND OTHER:
Oil and gas production revenues	$2,325,705	$3,368,882	$6,003,663	$10,450,949
Other	6,726	(3,998)	55,971	1,867

	2,332,431	3,364,884	6,059,634	10,452,816

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	625,898	600,887	1,779,874	1,849,044
Additional	—	—	2,818,161	—
Asset retirement obligation accretion	26,053	24,970	79,274	77,146
Lease operating expenses	445,535	488,166	1,248,297	1,389,542
Gathering and transportation	36,232	42,375	103,050	123,118
Taxes other than income	183,931	304,280	387,211	845,406
General and administrative	82,492	57,561	258,443	218,856
Financing costs, net	61,684	33,291	181,426	116,594

	1,461,825	1,551,530	6,855,736	4,619,706

INCOME (LOSS) BEFORE INCOME TAXES	870,606	1,813,354	(796,102)	5,833,110
Current income tax provision	262,430	305,735	483,171	1,495,641
Deferred income tax provision (benefit)	166,160	316,794	(409,069)	679,902

NET INCOME (LOSS)	442,016	1,190,825	(870,204)	3,657,567
Preferred stock dividends	1,420	1,420	4,260	4,260

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$440,596	$1,189,405	$(874,464)	$3,653,307

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.31	$3.55	$(2.61)	$10.93

Diluted	$1.30	$3.52	$(2.61)	$10.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	336,159	334,825	335,637	334,145

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
FINANCIAL DATA:
Revenues and other	$2,332,431	$3,364,884	$6,059,634	$10,452,816

Income (Loss) Attributable to Common Stock	$440,596	$1,189,405	$(874,464)	$3,653,307

Basic Net Income (Loss) Per Common Share	$1.31	$3.55	$(2.61)	$10.93

Diluted Net Income (Loss) Per Common Share	$1.30	$3.52	$(2.61)	$10.84

Weighted Average Common Shares Outstanding	336,159	334,825	335,637	334,145

Diluted Shares Outstanding	337,872	337,894	335,637	337,151

	September 30,	December 31,
	2009	2008

BALANCE SHEET DATA:
Cash and Cash Equivalents	$1,357,364	$1,181,450
Short-term Investments	—	791,999
Other Current Assets	2,662,338	2,477,525
Property and Equipment, net	22,545,531	23,958,517
Restricted Cash	—	13,880
Goodwill	189,252	189,252
Other Assets	471,011	573,862

Total Assets	$27,225,496	$29,186,485

Current Liabilities	$1,986,949	$2,520,435
Long-Term Debt	5,010,030	4,808,975
Deferred Credits and Other Noncurrent Liabilities	4,873,195	5,348,354
Shareholders’ Equity	15,355,322	16,508,721

Total Liabilities and Shareholders’ Equity	$27,225,496	$29,186,485

Common shares outstanding at end of period	336,174	334,710

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
COSTS INCURRED (1):
North America exploration and development	$415,314	$960,624	$1,297,127	$2,505,259
International exploration and development	394,188	641,028	1,387,199	1,932,257

	$809,502	$1,601,652	$2,684,326	$4,437,516

Oil and gas property acquisitions	$15,123	$4,863	$263,628	$155,658

(1) Includes noncash asset retirement costs and capitalized interest as follows:
Capitalized interest	$14,344	$18,674	$45,325	$53,730
Asset retirement costs	$127,760	$178,866	$221,463	$350,372

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

PRODUCTION AND PRICING DATA:
OIL VOLUME — Barrels per day
Gulf Coast	51,440	41,888	50,778	54,908
Central	36,773	38,396	37,057	38,714

United States	88,213	80,284	87,835	93,622
Canada	14,595	16,655	15,586	17,247

North America	102,808	96,939	103,421	110,869

Egypt	93,550	64,803	90,848	64,082
Australia	10,849	7,083	9,732	8,286
North Sea	67,288	60,856	62,515	58,740
Argentina	11,026	12,729	11,799	12,342

International	182,713	145,471	174,894	143,450

Total	285,521	242,410	278,315	254,319

AVERAGE OIL PRICE PER BARREL
Gulf Coast	$66.70	$124.91	$55.07	$115.40
Central	60.59	106.06	49.22	101.11
United States (1)	64.57	93.69	54.89	91.48
Canada	63.79	111.81	51.95	108.10
North America (1)	64.46	96.80	54.45	94.07
Egypt	65.64	105.60	56.67	110.01
Australia	73.70	99.66	58.74	111.86
North Sea	65.76	113.56	56.68	110.08
Argentina	48.53	50.95	47.29	48.76
International	65.13	103.86	56.15	104.88
Total (1)	64.89	101.04	55.52	100.17

NATURAL GAS VOLUME — Mcf per day
Gulf Coast	401,094	326,028	359,787	410,388
Central	297,968	309,863	298,720	302,141

United States	699,062	635,891	658,507	712,529
Canada	371,516	349,000	367,562	355,834

North America	1,070,578	984,891	1,026,069	1,068,363

Egypt	372,312	287,231	355,824	254,786
Australia	225,349	54,726	176,457	124,888
North Sea	2,983	2,697	2,771	2,604
Argentina	183,504	217,091	189,303	193,257

International	784,148	561,745	724,355	575,535

Total	1,854,726	1,546,636	1,750,424	1,643,898

AVERAGE NATURAL GAS PRICE PER MCF
Gulf Coast	$3.59	$11.19	$4.03	$10.39
Central	3.71	9.53	3.60	9.39
United States (1)	3.99	9.96	4.13	9.64
Canada (1)	3.61	8.70	4.04	8.63
North America (1)	3.86	9.51	4.10	9.30
Egypt	3.86	5.62	3.78	5.68
Australia	2.04	2.36	1.85	2.18
North Sea	14.89	27.17	11.66	21.88
Argentina	1.89	1.41	1.92	1.53
International	2.92	3.78	2.85	3.60
Total (1)	3.46	7.43	3.58	7.30
NGL VOLUME — Barrels per day
Gulf Coast	5,045	3,721	4,096	5,035
Central	1,974	1,729	1,716	1,601

United States	7,019	5,450	5,812	6,636
Canada	2,166	2,034	2,110	2,046

North America	9,185	7,484	7,922	8,682
Argentina	3,291	3,005	3,174	2,877

Total	12,476	10,489	11,096	11,559

AVERAGE NGL PRICE PER BARREL
Gulf Coast	$33.95	$75.01	$29.49	$65.21
Central	31.27	68.10	27.39	62.22
United States	33.20	72.82	28.87	64.49
Canada	24.22	63.77	23.03	58.62
North America	31.08	70.36	27.32	63.11
Argentina	15.44	36.63	16.13	38.81
Total	26.96	60.70	24.12	57.06

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

Income (Loss) Attributable to Common Stock (GAAP)	$440,596	$1,189,405	$(874,464)	$3,653,307

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	93,089	(113,169)	116,172	(125,248)
Additional depletion, net of tax	—	—	1,981,398	—

Adjusted Earnings (Non-GAAP)	$533,685	$1,076,236	$1,223,106	$3,528,059

Adjusted Earnings Per Share (Non-GAAP)
Basic	$1.59	$3.21	$3.64	$10.56

Diluted	$1.58	$3.19	$3.62	$10.46

Average Number of Common Shares
Basic	336,159	334,825	335,637	334,145

Diluted	337,872	337,894	337,417	337,151

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$1,312,742	$2,290,655	$2,679,471	$6,028,568
Changes in operating assets and liabilities	(16,822)	(167,074)	859,092	259,446

Cash from operations before changes in operating assets and liabilities	$1,295,920	$2,123,581	$3,538,563	$6,288,014